     As filed with the Securities and Exchange Commission on March 2, 2001
                                                    Registration No. 333-
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              ------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ------------------
                             AFC ENTERPRISES, INC.
            (Exact name of registrant as specified in its charter)


         Minnesota                                              58-2016606
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)


                       Six Concourse Parkway, Suite 1700
                         Atlanta, Georgia  30328-5352
                                (770) 391-9500
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             AFC ENTERPRISES, INC.
                            1992 STOCK OPTION PLAN
          1996 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN--EXECUTIVE
           1996 NONQUALIFIED PERFORMANCE STOCK OPTION PLAN--GENERAL
                      1996 NONQUALIFIED STOCK OPTION PLAN
                   SUBSTITUTE NONQUALIFIED STOCK OPTION PLAN
                           (Full title of the plans)

                               GERALD J. WILKINS
             Executive Vice President and Chief Financial Officer
                             AFC ENTERPRISES, INC.
                       Six Concourse Parkway, Suite 1700
                         Atlanta, Georgia  30328-5352
                                (770) 391-9500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ------------------
                                  Copies to:

     ALLAN J. TANENBAUM                                  THOMAS M. CLEARY
   Senior Vice President,                               Riordan & McKinzie
General Counsel and Secretary                         300 South Grand Avenue
    AFC Enterprises, Inc.                                   29th Floor
    Six Concourse Parkway                         Los Angeles, California  90071
         Suite 1700
Atlanta, Georgia  30328-5352

                                 CALCULATION OF REGISTRATION FEE
======================================================================================================
                                               Proposed            Proposed
Title of each class of      Amount             Maximum             Maximum            Amount of
  securities to be          to be            Offering Price        Aggregate         Registration
     registered           Registered          Per Share         Offering Price           Fee
------------------------------------------------------------------------------------------------------
Common Stock, par         6,999,205(1)           (2)             $75,167,953(2)       $18,791.99
value $.01 per share
======================================================================================================

(1) Includes 1,091,804 shares issuable pursuant to the Company's 1992 Stock Option Plan, 1,004,992 shares issuable pursuant to the Company's 1996 Nonqualified Performance Stock Option Plan-Executive, 527,412 shares issuable pursuant to the Company's 1996 Nonqualified Performance Stock Option Plan-General, 4,055,422 shares issuable pursuant to the Company's 1996 Nonqualified Stock Option Plan, and 319,575 shares issuable pursuant to the Company's Substitute Nonqualified Stock Option Plan, as such numbers of shares may be adjusted in accordance with said plans in the event of a merger, consolidation, reorganization, liquidation, recapitalization, stock dividend, stock split, or similar event involving the Company.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, based upon the exercise prices of options which have been granted, and the estimated exercise price of options reserved for future grant.
     Of the total number of shares registered herein, a total of 4,119,032 shares are issuable pursuant to the Company's stock option plans at a weighted average exercise price of $6.58 per share ($27,103,230 in the aggregate), a total of 590,498 shares are issuable pursuant to such plans at an exercise price of $15.00 per share ($8,857,470 in the aggregate), and a total of 2,306,309 shares are available for future grant under such plans and are being registered herein at $17.00 per share based upon the initial offering price of the Company's common stock ($39,207,253 in the aggregate). Therefore, the total amount of the offering being registered herein is the sum of these aggregate amounts, or $77,167,953.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

  The following documents which AFC Enterprises, Inc. (the "Company") has filed with the Securities and Exchange Commission (the "Commission"), are incorporated by reference into this registration statement:

  (1) The Company's Prospectus filed March 2, 2001 (Commission File No. 333-52608) pursuant to Rule 424(b) of the Securities Act of 1933, which contains audited and consolidated financial statements for the Company's fiscal year ended December 31, 2000, the latest year for which such statements have been filed; and

  (2) The description of the Company's securities contained in the Company's Registration Statement on Form 8-A (Commission File No. 000-32369) filed with the Commission on February 21, 2001.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, and prior to the filing of a post-effective amendment to the registration statement that indicates that all securities offered hereby have been sold or that deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.    Description of Securities.

  Not applicable.

Item 5.    Interests of Named Experts and Counsel.

  Not applicable.

Item 6.    Indemnification of Directors and Officers.

  The Company's articles of incorporation provide that each of its directors shall not be personally liable to it or its shareholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under sections 302.559 or 80A.23 of the Minnesota Business Corporation Act; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when the articles of incorporation became effective.

  The Company's articles of incorporation also provide that if the Minnesota Business Corporation Act is amended to authorize any further limitation of the liability of a director, then the liability of a director is eliminated or limited to the fullest extent permitted by the amended act. Further, the Company's bylaws provide that it shall indemnify its directors and officers to the maximum extent permitted by law.

  Section 302A.521 of the Minnesota Business Corporation Act requires the Company to indemnify a person made or threatened to be made a party to a proceeding, by a reason of the former or present official capacity of the person with respect to the Company against judgment, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, if, with respect to the acts or omissions of the person complained of in the proceeding, such person (i) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the Company, or in the case of performance by a director, officer, employee or agent of the Company as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3 requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

  The Company has also entered into indemnification agreements with each of its directors and officers. The indemnification agreements may require it, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

  The Company carries directors' and officers' liability insurance covering its directors and officers.

  Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted for directors, officers or persons controlling the Company pursuant to the foregoing provisions, it has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.    Exemptions from Registration Claimed.

  Not applicable.

Item 8.    Exhibits.

4.1      Form of the Company's common stock certificate. (x)
4.2      Articles of Incorporation of the Company, as amended. (*)
4.3      Amended and Restated Bylaws of the Company. (*)
5.1 Opinion of Dorsey & Whitney as to the legality of the common stock registered hereby.
23.1     Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1).
23.2     Consent of Arthur Andersen LLP.
24.1     Power of Attorney (included on Page II-5 hereto).
99.1     1992 Stock Option Plan of the Company, as amended. (*)
99.2 1996 Nonqualified Performance Stock Option Plan -- Executive of the Company. (*)
99.3 1996 Nonqualified Performance Stock Option Plan -- General of the Company. (*)
99.4     1996 Nonqualified Stock Option Plan of the Company. (*)
99.5     Substitute Nonqualified Stock Option Plan of the Company. (x)

(*) Filed as an exhibit to Registration Statement on Form S-4 of the Company (Registration No. 333-29731) on July 2, 1997 and incorporated by reference herein.

(x) Filed as an exhibit to Registration Statement on Form S-1 of the Company (Registration No. 333-52608) on December 22, 2000, as amended on January 22, 2001, February 9, 2001 and February 28, 2001, and as the same may be subsequently amended, and is incorporated by reference herein.

Item 9.    Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 2nd day of March, 2001.

                                    AFC Enterprises, Inc.



                                    By: /s/ Frank J. Belatti
                                       ----------------------------------------
                                       Frank J. Belatti
                                       Chairman of the Board and Chief Executive
                                       Officer

                                 POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald J. Wilkins and Allan J. Tanenbaum, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                           Title(s)                              Date
         ---------                           -------                               ----
/s/ Frank J. Belatti              Chairman of the Board and Chief              March 2, 2001
---------------------------       Executive Officer (Principal
Frank J. Belatti                  Executive Officer)

/s/ Gerald J. Wilkins             Executive Vice President and Chief           March 2, 2001
---------------------------       Financial Officer (Principal
Gerald J. Wilkins                 Financial and Accounting
                                  Officer)

/s/ Dick R. Holbrook              President, Chief Operating                   March 2, 2001
---------------------------       Officer and Director
Dick R. Holbrook

/s/ Mark J. Doran                 Director                                     March 2, 2001
---------------------------
Mark J. Doran

/s/ Matt L. Figel                 Director                                     March 2, 2001
---------------------------
Matt L. Figel

/s/ Kelvin J. Pennington          Director                                     March 2, 2001
---------------------------
Kelvin J. Pennington

/s/ John M. Roth                  Director                                     March 2, 2001
---------------------------
John M. Roth


         Signature                           Title(s)                              Date
         ---------                           -------                               ----

/s/ Ronald P. Spogli              Director                                     March 2, 2001
---------------------------
Ronald P. Spogli

/s/ Peter Starrett                Director                                     March 2, 2001
---------------------------
Peter Starrett

/s/ William M. Wardlaw            Director                                     March 2, 2001
---------------------------
William M. Wardlaw

                                 INDEX TO EXHIBITS



4.1  Form of the Company's common stock certificate. (X)
4.2  Articles of Incorporation of the Company, as amended. (*)
4.3  Amended and Restated Bylaws of the Company. (*)
5.1 Opinion of Dorsey & Whitney as to the legality of the common stock registered hereby.
23.1 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1).
23.2 Consent of Arthur Andersen LLP.
24.1 Power of Attorney (included on Page II-5  hereto).
99.1 1992 Stock Option Plan of the Company, as amended. (*)
99.2 1996 Nonqualified Performance Stock Option Plan -- Executive of the Company. (*)
99.3 1996 Nonqualified Performance Stock Option Plan -- General of the Company. (*)
99.4 1996 Nonqualified Stock Option Plan of the Company. (*)
99.5 Substitute Nonqualified Stock Option Plan of the Company. (X)

(*) Filed as an exhibit to Registration Statement on Form S-4 of the Company (Registration No. 333-29731) on July 2, 1997 and incorporated by reference herein.

(x) Filed as an exhibit to Registration Statement on Form S-1 of the Company (Registration No. 333-52608) on December 22, 2000, as amended on January 22, 2001, February 9, 2001, and February 28, 2001 and as the same may be subsequently amended, and is incorporated by reference herein.